EXHIBIT 10.24
WIRELESS RONIN TECHNOLOGIES, INC.
INCENTIVE STOCK OPTION AGREEMENT
PURSUANT TO 2006 EQUITY INCENTIVE PLAN

No. of shares subject to option: _________	Option No. E___

Date of grant: _________
     THIS OPTION AGREEMENT is entered into by and between Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), and ___ (the “Optionee”) pursuant to the Company’s 2006 Equity Incentive Plan, as amended to date (the “Plan”). Unless otherwise defined herein, certain capitalized terms shall have the meaning set forth in the Plan.
W I T N E S S E T H:
     Nature of the Option. This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended.
     Grant of Option. Pursuant to the provisions of the Plan, the Company grants to the Optionee, subject to the terms and conditions of the Plan and to the terms and conditions herein, the right and option to purchase from the Company all or a part of an aggregate of ___ (     ) shares of the Company’s Common Stock (the “Shares”) at the purchase price per share equal to $___.
     Terms and Conditions. The Option is subject to the following terms and conditions:
     Expiration Date. This Option shall expire five years after the date of grant specified above.
     Exercise of Option. Subject to the Plan and the other terms of this Agreement regarding the exercisability of this Option, if Optionee is employed by the Company on each of the following dates, this Option shall be exercisable cumulatively, as follows: (i) ___ Shares on the date hereof; (ii) ___ Shares on ___; (iii) ___ Shares on ___; and (iv) ___ Shares on ___. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised. Notation of any partial exercise shall be made by the Company on Schedule I hereto. This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Stock, or such lesser number of shares as may be vested.
     Payment of Purchase Price Upon Exercise. At the time of any exercise, the Exercise Price of the Shares as to which this Option is exercised shall be paid in cash to the Company, unless the Board shall permit or require payment of the purchase price in another manner set forth in the Plan.
     Acceleration of Option Upon Change in Control. In the event of a Change in Control the provisions of Section 3(b) hereof pertaining to vesting shall cease to apply and this Option shall become immediately vested and fully exercisable with respect to all Shares; provided, however, that unless otherwise provided by the Committee, the provisions of this Subsection 3(d) shall not apply unless the Optionee has been employed by the Company for a period of at least one year. No acceleration of vesting shall occur under this Subsection 3(d) in the event a surviving corporation or its parent assumes this Option or in the event the surviving corporation or its parent substitutes an option agreement with substantially the same economic terms as provided in this Agreement. Nothing in this Subsection 3(d) shall limit the Committee’s authority to cancel this Option in accordance with Section 6 hereof. Notwithstanding the provisions of this Section 3(d), in the event of a Change in Control of the Company, the Committee, in its sole discretion may, without the consent of Optionee, determine that Optionee will receive, with respect to some or all of the shares of Common Stock subject to this Option, as of the effective date of any Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such Shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such options and that with respect to any granted and outstanding Option, the Fair Market Value of which is less than or equal to the exercise price per share of such Option as of the effective date of such Change in Control and that the Option therefor shall terminate as of the effective date of the Change in Control. If the Committee makes such determination, then as of the effective date of any such Change in Control of the Company, such Options will terminate as to such shares and Optionee will only have the right to receive such cash payment. If the Committee makes such determination, the Option will terminate, become void and expire as to all unexercised shares of Common Stock subject to such Option on such date and Optionee will have no further rights with respect to the Option.
     Subject to Lock Up. Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities. The Optionee agrees, for the benefit of the Company, that should such an underwritten public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of this Option or any of the Shares acquired upon exercise of this Option during the Lock Up Period; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option. The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein. The term “Lock Up Period” shall mean the period (not to exceed 12 months) during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares. The Lock Up Period shall commence on the effective date of the Registration Statement.
     Not An Employment Contract. The Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee’s employment or other service at any time.
     No Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to the Optionee of a certificate for such Shares.
     Compliance with Law and Regulations. This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations (including, but not limited to, federal securities laws) and to such approvals by any government or regulatory agency as may be required. This Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares of Stock prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise or the receipt of Shares of Stock pursuant thereto would be contrary to applicable law.
     Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Optionee, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Optionee already owns, or to which the Optionee is otherwise entitled under the Plan.
     Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative. No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

     Termination of Employment. Upon the termination of the employment of Optionee prior to the expiration of the Option, the following provisions shall apply:
     Upon the Involuntary Termination of Optionee’s employment or the voluntary termination or resignation of Optionee’s employment, the Optionee may exercise the Option to the extent the Optionee was vested in and entitled to exercise the Option at the date of such employment termination for a period of one (1) year after the date of such employment termination, or until the term of the Option has expired, whichever date occurs first. To the extent the Optionee was not entitled to exercise this Option at the date of such employment termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.
     If the employment of an Optionee is terminated by the Company for cause, then the Board or the Committee shall have the right to cancel the Option.
     Death, Disability or Retirement of Optionee. Upon the death, Disability or Retirement, as defined herein, of Optionee prior to the expiration of the Option, the following provisions shall apply:
     If the Optionee is at the time of his Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of such Disability or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of his Disability. For purposes of this Section 5, the term “Disability” shall mean that the Optionee is unable, by reason of a medically determinable physical or mental impairment, to substantially perform the principal duties of employment with the Company, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days, unless the Optionee is employed by the Company, a Parent, a Subsidiary or an Affiliate, pursuant to an employment agreement which contains a definition of “Disability,” in which case such definition shall control. The Committee, in its sole discretion, shall determine whether an Optionee has a Disability and the date of such Disability.
     If the Optionee is at the time of his death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee’s death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death.
     If the Optionee is at the time of his Retirement employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of the Optionee’s Retirement or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Retirement. For purposes of this Section 5, “Retirement” means Optionee’s voluntary termination of employment or termination by the Company without cause on or after the date the Optionee attains age 60.
     If the Optionee dies within three (3) months after Termination of Optionee’s employment with the Company or a Subsidiary the Option may be exercised for nine (9) months following the date of Optionee’s death or the expiration date of the Option, whichever date is earlier, by the Optionee’s estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Termination.
     Termination of Relationship for Misconduct; Clawback. If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct, it may suspend the Optionee’s right to exercise this option pending a determination by the Board or the Committee. If the Board or the Committee determines that the Optionee has committed an act of misconduct or has breached a duty to the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise the Option. For purposes of this Section 6, an act of misconduct shall include embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if the

Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company. An act of misconduct or breach of fiduciary duty to the Company shall include an event giving the Company the right to terminate Optionee’s employment for cause pursuant to any employment agreement between Optionee and the Company. In addition, misconduct shall include willful violations of federal or state securities laws. In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee. In addition, if the Company, based upon an opinion of legal counsel or a judicial determination, determines that Section 304 of the Sarbanes-Oxley Act of 2002 is applicable to Optionee hereunder, to the extent that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, Optionee shall reimburse the Company for any compensation received by Optionee from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits received from the sale of the Company’s common stock or common stock equivalents, acquired pursuant to this Agreement.
     Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights exercisable by the Optionee or benefits deliverable to the Optionee under this Agreement have not been exercised or delivered, respectively, at the time of the Optionee’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Optionee in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Optionee, any rights that would have been exercisable by the Optionee and any benefits distributable to the Optionee shall be exercised by or distributed to the legal representative of the estate of the Optionee. If a deceased Optionee designates a beneficiary and the Designated Beneficiary survives the Optionee but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
     Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Optionee from the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of any question or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall govern.
     Notices. Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 14700 Martin Drive, Eden Prairie, MN 55344, Attention: Chief Financial Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the address last appearing in the employment records of the Company; subject to the right of either party to designate at any time hereunder in writing some other address.
     Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.
     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

     IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement, both as of the day and year first above written.

WIRELESS RONIN TECHNOLOGIES, INC.

By: John Witham
Its: Chief Financial Officer

OPTIONEE

SCHEDULE I — NOTATIONS AS TO PARTIAL EXERCISE

	Number of	Balance of Shares	Authorized
Date of Exercise	Purchased Shares	on Option	Signature	Notation Date